Exhibit 99.1

February 8, 2023

The AZEK Company Announces First Quarter 2023 Results

Delivered Fiscal First Quarter 2023 Results Modestly Ahead of Expectations, Driven by Favorable Sales and Operational Execution; Residential Channel Inventory Normalization Completed; Reaffirming 2023 Planning Assumptions

FIRST QUARTER FISCAL 2023 FINANCIAL HIGHLIGHTS

•	Consolidated Net Sales of $216.3 million
•	Net Income (Loss) of ($25.8) million; Adjusted Net Income (Loss) of ($13.9) million
•	EPS of ($0.17) per share; Adjusted Diluted EPS of ($0.09) per share
•	Adjusted EBITDA of $15.1 million

RECENT COMPANY HIGHLIGHTS

•	Continued progress on strategic initiatives, including 2023 new product launches, channel expansion, and lower cost recycle programs
•	Launched brand refresh for TimberTech, AZEK Exteriors and StruXure, connecting these brands together under consistent messaging to better serve our customers
•

Announced recycle partnerships with thredUP and Trusscore, expanding our direct supply of post-consumer and post-industrial polyethylene and PVC plastic to re-purpose into AZEK’s outdoor living products

•	Named a Real Leaders® 2023 Impact Company in recognition of AZEK’s business growth and purpose-driven strategy; Ranked in the top 25% of America's Most Just Companies by JUST Capital

Chicago, Ill. (BUSINESS WIRE) -- The AZEK Company Inc. (NYSE: AZEK) ("AZEK" or the “Company”), the industry-leading manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking, Versatex® and AZEK® Trim and StruXure™ pergolas, today announced financial results for its first quarter ended December 31, 2022.

CEO COMMENTS

“In the fiscal first quarter of 2023, we delivered financial results modestly ahead of expectations, driven by favorable sales combined with solid operational execution,” said Jesse Singh, CEO of The AZEK Company. “We also concluded the Residential channel inventory normalization – a key focus of the past two quarters – which we believe will strengthen AZEK’s position ahead of the primary selling season later in the fiscal year,” continued Mr. Singh.

“We executed against our stated growth initiatives in the quarter, with the successful launch of several new products and shelf space gains across both the Pro and Retail channels, building on our momentum from prior quarters and solidifying our position as the innovation leader in outdoor living. For 2023, we launched

Exhibit 99.1

new TimberTech® decking colors, including Boardwalk®, an on-trend grey weathered wood color option within our Advanced PVC Landmark CollectionTM, and Reclaimed ChestnutTM, a light tan-blonde weathered wood color option within our Composite Reserve Collection. We also announced two new high-performance PVC rail options, Statement RailTM and Pinnacle RailTM, adding a high-end PVC railing option to our expansive portfolio of aluminum and composite offerings. With positive customer receptivity to our new products and expanded share in the channel, these wins position AZEK well for the upcoming season and help advance our long-term goal of market expansion and conversion away from traditional materials to our types of low-maintenance, long-lasting, and sustainable materials,” stated Mr. Singh.

“We continue to progress against our recycle goals, including the recent announcement of recycling partnerships with thredUP and Trusscore. These new AZEK recycle partners will be supplying us with their post-consumer and post-industrial polyethylene or PVC scrap and waste, which we will re-purpose into products across our outdoor living portfolio,” said Mr. Singh.

“We have a clear strategy and AZEK-specific initiatives to drive above-market growth and margin expansion.  With traditional materials such as wood continuing to represent approximately 40% to 75% of our core markets, we are confident that we are in the early stages of market conversion and remain excited about the compelling long-term opportunities in front of AZEK,” said Mr. Singh.

FIRST QUARTER FISCAL 2023 CONSOLIDATED RESULTS

Net sales for the three months ended December 31, 2022 decreased by $43.4 million, or 16.7%, to $216.3 million from $259.7 million for the three months ended December 31, 2021. The decrease was primarily due to an approximately 33% decline in volume, primarily as a result of the channel inventory reductions to better calibrate inventory to historical average levels, partially offset by positive pricing and a $20.9 million net sales contribution from recent acquisitions. Net sales for the three months ended December 31, 2022 decreased for the Residential segment by 18.8% and our Commercial segment by 4.7%, in each case as compared to the prior year period.

Net income (loss) decreased by $42.5 million to ($25.8) million, or ($0.17) per share, for the three months ended December 31, 2022 compared to $16.7 million, or $0.11 per share, for the three months ended December 31, 2021.

Adjusted EBITDA decreased by $43.4 million to $15.1 million for the three months ended December 31, 2022, as compared to Adjusted EBITDA of $58.5 million for the three months ended December 31, 2021.

Adjusted Net Income (Loss) decreased $42.6 million to ($13.9) million, or Adjusted Diluted EPS of ($0.09) per share, for the three months ended December 31, 2022, as compared to Adjusted Net Income of $28.8 million, or Adjusted Diluted EPS of $0.18 per share, for the three months ended December 31, 2021.

BALANCE SHEET, CASH FLOW and LIQUIDITY

As of December 31, 2022, the Company had cash and cash equivalents of $86.9 million and approximately $147.2 million available for future borrowings under our Revolving Credit Facility. Total gross debt, including finance leases, as of December 31, 2022 was $677.7 million. During the fiscal first quarter, the Company repurchased approximately 0.4 million shares of its Class A common stock for an aggregate purchase price of approximately $7.5 million.

Exhibit 99.1

OUTLOOK

“Demand and sell-through trends were consistent with our expectations for the fiscal first quarter of 2023, with dollar value growth driven by positive pricing carryover partially offset by volumes down roughly mid-single digits year-over-year. With the fiscal first quarter and Residential channel inventory normalization behind us, we are focused on delivering against our plan in the balance of the fiscal year. Sell-through demand trends for our Residential business have been modestly better than the planning assumptions outlined in our last update, and we remain cautiously optimistic as we move into our traditional selling season. Our execution during the fiscal first quarter against our strategic initiatives gives us increased confidence in our plan for the year and we are reaffirming our fiscal 2023 planning assumptions. We expect our growth and margin expansion initiatives will enable us to deliver against our planning assumptions and generate meaningful free cash flow (operating cash flows minus capital expenditures) after several years of elevated capital investments,” said Mr. Singh.

AZEK provides certain of its outlook on a non-GAAP basis, as the Company cannot predict some elements that are included in reported GAAP results, including the impact of acquisition costs and other costs. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.

For full-year fiscal 2023, AZEK continues to assume an approximately 10% year-over-year decline in volume and expects Adjusted EBITDA for fiscal 2023 to be in the range between $250 to $265 million. Capital expenditures for fiscal 2023 are expected to be in the range of $70 to $80 million.

“The fiscal second quarter is historically a channel replenishment period for our industry ahead of the traditional building season, and we were once again able to secure additional shelf space and product placement as an outcome of our winter negotiations. Given our improved lead times and the current environment, we are working with our channel partners in a disciplined manner to establish lower inventory levels coming into the season and expect channel inventory build to be meaningfully lower than fiscal Q2 2022,” continued Mr. Singh.

For the fiscal second quarter of 2023, taking the factors above into consideration, AZEK expects consolidated net sales in the range of $340 to $365 million, and Adjusted EBITDA in the range of $57 to $63 million.

AZEK continues to expect Adjusted Gross Profit Margin and Adjusted EBITDA Margin improvement through the balance of fiscal 2023, including year-over-year Adjusted EBITDA Margin expansion during the second half of fiscal 2023, as lower cost inventory is consumed, production volumes improve, and fiscal 2022 cost-down and recycle programs are realized within the Company’s results.

“Over the years, we have leveraged our premium positions in Decking, Railing, and Exteriors to position AZEK as the innovation leader in outdoor living. We play in large and fast-growing markets and consistently deliver the best and most expansive outdoor living product portfolio in the industry. Our attractive positioning, focus on strategic growth initiatives, and disciplined operational execution provides us confidence in our ability to achieve our long-term strategic objectives, namely, to drive double-digit net sales growth, 500 basis points of margin improvement as compared to our fiscal 2019 baseline, and outperform in all economic environments,” concluded Mr. Singh.

CONFERENCE CALL AND WEBSITE INFORMATION

AZEK will hold a conference call to discuss the results today, Wednesday, February 8, 2023, at 4:00 p.m. (CT). To access the live conference call, please register for the call in advance by visiting https://conferencingportals.com/event/kqzNUoaC. Registration will also be available during the call. After registering, a confirmation e-mail will be sent including dial-in details and unique conference call codes for

Exhibit 99.1

entry. To ensure you are connected for the full call please register at least 10 minutes before the start of the call.

Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.azekco.com/events-and-presentations/. AZEK uses its investor relations website at investors.azekco.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the AZEK investor relations website or by dialing (800) 770- 2030 or (647) 362- 9199. The conference ID for the replay is 63923. The replay will be available until 10:59 p.m. (CT) on February 22, 2023. In addition, an earnings presentation will be posted and available on the AZEK investor relations website prior to the conference call.

ABOUT THE AZEK® COMPANY

The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking, Versatex® and AZEK Trim® and StruXure™ pergolas. Consistently recognized as a market leader in innovation, quality and aesthetics, products across AZEK’s portfolio are made from up to 90% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping millions of pounds of waste out of landfills each year, and revolutionizing the industry to create a more sustainable future. Headquartered in Chicago, Illinois, the company operates manufacturing and recycling facilities in Ohio, Pennsylvania, Idaho, Georgia, Nevada, New Jersey, Michigan and Minnesota.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this earnings release, including statements regarding future operations are forward-looking statements. In some cases, forward looking statements may be identified by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "could," "would," "expect," "objective," "plan," "potential," "seek," "grow," "target," "if," or the negative of these terms and similar expressions intended to identify forward-looking statements. Projected financial information and performance, including our guidance and outlook as well as statements about our future growth and margin expansion goals and factors, assumptions and variables underlying these projections and goals, are forward-looking statements.  In particular and unless specifically provided herein, no financial information for fiscal year 2023, including net sales guidance, operating results or otherwise, should be inferred or extrapolated from the guidance provided in this earnings release. Other forward-looking statements may include, without limitation, statements with respect to our ability to meet the future targets and goals we establish, including our environmental, social and governance targets, and the ultimate impact of our actions on our business as well as the expected benefits to the environment, our employees, and the communities in which we do business; statements about our future expansion plans, capital investments, capacity targets and other future strategic initiatives; statements about any stock repurchase plans; statements about potential new products and product innovation; statements regarding the potential impact of the COVID-19 pandemic or geopolitical conflicts, such as the conflict between Russia and Ukraine; statements about future pricing for our products or our raw materials and our ability to offset increases to

Exhibit 99.1

our raw material costs and other inflationary pressures; statements about the markets in which we operate and the economy more generally, including inflation and interest rates, supply and demand balance, growth of our various markets and growth in the use of engineered products as well as our ability to share in such growth; statements about future conversion opportunities from wood and other materials and our ability to capture market share from such opportunities; and all other statements with respect to our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this earnings release are forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled "Risk Factors" set forth in Part I, Item 1A of the Annual Report on Form 10-K for fiscal 2022 (our “2022 Annual Report”) and in our other filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this earnings release may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this earnings release with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

These statements are based on information available to us as of the date of this earnings release. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. We disclaim any intention and undertake no obligation to update or revise any of our forward-looking statements after the date of this release to reflect actual results or future events or circumstances whether as a result of new information, future events or otherwise, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

NON-GAAP FINANCIAL MEASURES

To supplement our earnings release and consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States, or (“GAAP”), we use certain non-GAAP performance financial measures, as described within this earnings release, to provide investors with additional useful information about our financial performance, to enhance the overall understanding of our past performance and future prospects and to allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial measures to assist investors in seeing our financial performance from management’s view and because we believe they provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. Our GAAP financial results include significant expenses that may not be indicative of our ongoing operations as detailed within this earnings release.

However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Exhibit 99.1

As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our earnings release and our consolidated financial statements prepared and presented in accordance with GAAP.

We define Adjusted Gross Profit as gross profit before depreciation and amortization, business transformation costs, acquisition costs and certain other costs as described below. Adjusted Gross Profit Margin is equal to Adjusted Gross Profit divided by net sales.

We define Adjusted Net Income as net income (loss) before amortization, share-based compensation costs, business transformation costs, acquisition costs, initial public offering and secondary offering costs and certain other costs as described below.

We define Adjusted Diluted EPS as Adjusted Net Income divided by weighted average common shares outstanding – diluted, to reflect the conversion or exercise, as applicable, of all outstanding shares of restricted stock awards, restricted stock units and options to purchase shares of our common stock.

We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax (benefit) expense and depreciation and amortization and by adding to or subtracting therefrom items of expense and income as described above.

Adjusted EBITDA Margin is equal to Adjusted EBITDA divided by net sales. Net Leverage is equal to gross debt less cash and cash equivalents, divided by trailing twelve month Adjusted EBITDA. We believe Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage are useful to investors because they help identify underlying trends in our business that could otherwise be masked by certain expenses that can vary from company to company depending on, among other things, its financing, capital structure and the method by which its assets were acquired, and can also vary significantly from period to period.  We also add back depreciation and amortization and share-based compensation because we do not consider them indicative of our core operating performance. We believe their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross profit and net income, as adjusted to remove the impact of these expenses, is helpful to investors in assessing our gross profit and net income performance in a way that is similar to the way management assesses our performance. Additionally, EBITDA and EBITDA margin are common measures of operating performance in our industry, and we believe they facilitate operating comparisons. Our management also uses Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with other GAAP financial measures for planning purposes, including as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. Management considers Adjusted Gross Profit and Adjusted Net Income as useful measures because our cost of sales includes the depreciation of property, plant and equipment used in the production of products and the amortization of various intangibles related to our manufacturing processes. Further, management considers Net Leverage as a useful measure to assess our borrowing capacity.

Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	These measures do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•	These measures do not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

Exhibit 99.1

•	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our income tax expense or the cash requirements to pay our taxes;
•

Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA Margin exclude the expense of amortization of our assets, and Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin also exclude the expense of depreciation of our assets, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future;

•

Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA exclude the expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;

•

Adjusted Gross Profit, Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA exclude certain business transformation costs, acquisition costs and other costs, each of which can affect our current and future cash requirements; and

•

Other companies in our industry may calculate Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, none of these metrics should be considered indicative of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Segment Adjusted EBITDA

Depending on certain circumstances, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin may be calculated differently, from time to time, than our Adjusted EBITDA and Adjusted EBITDA Margin, which are further discussed under the heading “Non-GAAP Financial Measures.” Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin represent measures of segment profit reported to our chief operating decision maker for the purpose of making decisions about allocating resources to a segment and assessing its performance. For more information regarding how Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin are determined, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Results of Operations” set forth in Part II, Item 7 of our Annual Report on Form 10-K for fiscal 2022 and our Consolidated Financial Statements and related notes included therein.

Exhibit 99.1

The AZEK Company Inc.

Consolidated Balance Sheets

(In thousands of U.S. dollars, except for share and per share amounts)

in thousands	December 31, 2022	September 30, 2022
ASSETS:
Current assets:
Cash and cash equivalents	$86,865	$120,817
Trade receivables, net of allowances	68,290	90,159
Inventories	320,883	299,905
Prepaid expenses	22,526	17,212
Other current assets	14,946	2,501
Total current assets	513,510	530,594
Property, plant and equipment - net	513,130	517,913
Goodwill	993,995	993,995
Intangible assets - net	233,998	245,835
Other assets	94,068	94,754
Total assets	$2,348,701	$2,383,091
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$48,563	$48,987
Accrued rebates	54,556	50,479
Accrued interest	140	4,436
Current portion of long-term debt obligations	6,000	6,000
Accrued expenses and other liabilities	67,488	72,589
Total current liabilities	176,747	182,491
Deferred income taxes	66,052	65,195
Long-term debt—less current portion	583,726	584,879
Other non-current liabilities	109,404	106,083
Total liabilities	935,929	938,648
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued or outstanding at December 31, 2022 and September 30, 2022, respectively	—	—
Class A common stock, $0.001 par value; 1,100,000,000 shares authorized, 155,196,865 shares issued at December 31, 2022 and 155,157,220 shares issued at September 30, 2022	155	155
Class B common stock, $0.001 par value; 100,000,000 shares authorized, 100 shares issued and outstanding at December 31, 2022 and at September 30, 2022, respectively	—	—
Additional paid‑in capital	1,633,827	1,630,378
Accumulated deficit	(138,838)	(113,002)
Accumulated other comprehensive income (loss)	(1,796)	—
Treasury stock, at cost, 4,469,330 and 4,116,570 shares at December 31, 2022 and September 30, 2022, respectively	(80,576)	(73,088)
Total stockholders' equity	1,412,772	1,444,443
Total liabilities and stockholders' equity	$2,348,701	$2,383,091

Exhibit 99.1

The AZEK Company Inc.

Consolidated Statements of Comprehensive Income (Loss)

(In thousands of U.S. dollars, except for share and per share amounts)

	Three Months Ended December 31,
in thousands	2022	2021
Net sales	$216,259	$259,708
Cost of sales	168,680	171,099
Gross profit	47,579	88,609
Selling, general and administrative expenses	73,444	63,169
Operating income (loss)	(25,865)	25,440
Other expenses:
Interest expense	9,299	4,148
Total other expenses	9,299	4,148
Income (loss) before income taxes	(35,164)	21,292
Income tax expense (benefit)	(9,328)	4,585
Net income (loss)	$(25,836)	$16,707
Other comprehensive income (loss):
Unrealized gain (loss) due to change in fair value of derivatives, net of tax	$(1,796)	$—
Total other comprehensive income (loss)	(1,796)	—
Comprehensive income (loss)	$(27,632)	$16,707

Net income (loss) per common share:
Basic	$(0.17)	$0.11
Diluted	(0.17)	0.11

Weighted-average common shares outstanding:
Basic	150,877,635	154,407,244
Diluted	150,877,635	156,854,925

Exhibit 99.1

The AZEK Company Inc.

Consolidated Statements of Cash Flows

(In thousands of U.S. dollars)

	Three Months Ended December 31,
	2022	2021
Operating activities:
Net income (loss)	$(25,836)	$16,707
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation	22,002	15,202
Amortization of intangibles	11,837	12,880
Non-cash interest expense	412	1,154
Non-cash lease expense	(56)	(39)
Deferred income tax (benefit) provision	1,504	4,381
Non-cash compensation expense	5,801	3,970
Fair value adjustment for contingent consideration	400	—
Loss (gain) on disposition of property, plant and equipment	(66)	18
Changes in certain assets and liabilities:
Trade receivables	21,869	18,057
Inventories	(20,978)	(88,515)
Prepaid expenses and other currents assets	(16,711)	(3,330)
Accounts payable	13,029	606
Accrued expenses and interest	(7,831)	(11,626)
Other assets and liabilities	1,033	(85)
Net cash provided by (used in) operating activities	6,409	(30,620)
Investing activities:
Purchases of property, plant and equipment	(30,328)	(65,333)
Proceeds from disposition of fixed assets	65	32
Acquisitions, net of cash acquired	—	(91,310)
Net cash provided by (used in) investing activities	(30,263)	(156,611)
Financing activities:
Payments on 2022 Term Loan Agreement	(1,500)	—
Repayments of finance lease obligations	(650)	(559)
Exercise of vested stock options	—	3,310
Cash paid for shares withheld for taxes	(460)	—
Purchases of treasury stock	(7,488)	—
Net cash provided by (used in) financing activities	(10,098)	2,751
Net increase (decrease) in cash and cash equivalents	(33,952)	(184,480)
Cash and cash equivalents – Beginning of period	120,817	250,536
Cash and cash equivalents – End of period	$86,865	$66,056
Supplemental cash flow disclosure:
Cash paid for interest, net of amounts capitalized	$13,020	$2,782
Cash paid for income taxes, net	112	(129)
Supplemental non-cash investing and financing disclosure:
Capital expenditures in accounts payable at end of period	$16,275	$5,748
Right-of-use operating and finance lease assets obtained in exchange for lease liabilities	1,968	8,915

Exhibit 99.1

Segment Results from Operations

Residential Segment

The following table summarizes certain financial information relating to the Residential segment results that have been derived from our audited Consolidated Financial Statements for the three months ended December 31, 2022 and 2021.

	Three Months Ended December 31,
(U.S. dollars in thousands)	2022	2021	$ Variance	% Variance
Net sales	$179,484	$221,133	$(41,649)	(18.8)%
Segment Adjusted EBITDA	26,007	69,431	(43,424)	(62.5)%
Segment Adjusted EBITDA Margin	14.5%	31.4%	N/A	N/A

Commercial Segment

The following table summarizes certain financial information relating to the Commercial segment results that have been derived from our audited Consolidated Financial Statements for the three months ended December 31, 2022 and 2021.

	Three Months Ended December 31,
(U.S. dollars in thousands)	2022	2021	$ Variance	% Variance
Net sales	$36,775	$38,575	$(1,800)	(4.7)%
Segment Adjusted EBITDA	5,154	4,748	406	8.6%
Segment Adjusted EBITDA Margin	14.0%	12.3%	N/A	N/A

Exhibit 99.1

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation

	Three Months Ended December 31,
(U.S. dollars in thousands)	2022	2021
Net income (loss)	$(25,836)	$16,707
Interest expense	9,299	4,148
Depreciation and amortization	33,840	28,082
Income tax expense (benefit)	(9,328)	4,585
Stock-based compensation	3,957	4,016
Acquisition costs (1)	2,435	497
Other costs (2)	733	485
Total adjustments	40,936	41,813
Adjusted EBITDA	$15,100	$58,520

	Three Months Ended December 31,
	2022	2021
Net income (loss)	(11.9)%	6.4%
Interest expense	4.3%	1.6%
Depreciation and amortization	15.7%	10.8%
Income tax expense (benefit)	(4.3)%	1.8%
Stock-based compensation	1.8%	1.5%
Acquisition costs	1.1%	0.2%
Other costs	0.3%	0.2%
Total adjustments	18.9%	16.1%
Adjusted EBITDA Margin	7.0%	22.5%

(1)	Acquisition costs reflect costs directly related to completed acquisitions of $2.4 million and $0.5 million in the three months ended December 31, 2022 and 2021, respectively.
(2)

Other costs include costs for legal expense of $0.2 million and $0.3 million in the three months ended December 31, 2022 and 2021, respectively, costs related to an incentive plan and other ancillary expenses associated with the initial public offering of $0.1 million for the three months ended December 31, 2021, and other costs of $0.5 million and $0.1 million for the three months ended December 31, 2022 and 2021, respectively.

Exhibit 99.1

Adjusted Gross Profit Reconciliation

	Three Months Ended December 31,
(U.S. dollars in thousands)	2022	2021
Gross Profit	$47,579	$88,609
Depreciation and amortization (1)	24,319	18,481
Adjusted Gross Profit	$71,898	$107,090

	Three Months Ended December 31,
	2022	2021
Gross Margin	22.0%	34.1%
Depreciation and amortization	11.2%	7.1%
Adjusted Gross Profit Margin	33.2%	41.2%

(1)

Depreciation and amortization for the three months ended December 31, 2022 and 2021 consists of $19.7 million and $13.6 million, respectively, of depreciation and $4.6 million and $4.9 million, respectively, of amortization of intangible assets relating to our manufacturing process.

Exhibit 99.1

Adjusted Net Income and Adjusted Diluted EPS Reconciliation

	Three Months Ended December 31,
(U.S. dollars in thousands, except per share amounts)	2022	2021
Net income (loss)	$(25,836)	$16,707
Amortization	11,837	12,880
Stock-based compensation (1)	1,259	1,960
Acquisition costs (2)	2,435	497
Other costs (3)	733	485
Tax impact of adjustments (4)	(4,280)	(3,772)
Adjusted Net Income (Loss)	$(13,852)	$28,757

	Three Months Ended December 31,
	2022	2021
Net income (loss)	$(0.17)	$0.11
Amortization	0.08	0.08
Stock-based compensation	0.01	0.01
Acquisition costs	0.02	—
Other costs	—	—
Tax impact of adjustments	(0.03)	(0.02)
Adjusted Diluted EPS (5)	$(0.09)	$0.18

(1)

Stock-based compensation costs reflect expenses related to our initial public offering. Expenses related to our recurring awards granted each fiscal year are excluded from the Adjusted Net Income reconciliation.

(2)	Acquisition costs reflect costs directly related to completed acquisitions of $2.4 million and $0.5 million in the three months ended December 31, 2022 and 2021, respectively.
(3)

Other costs include costs for legal expense of $0.2 million and $0.3 million in the three months ended December 31, 2022 and 2021, respectively, costs related to an incentive plan and other ancillary expenses associated with the initial public offering of $0.1 million for the three months ended December 31, 2021, and other costs of $0.5 million and $0.1 million for the three months ended December 31, 2022 and 2021, respectively.

(4)	Tax impact of adjustments are based on applying a combined U.S. federal and state statutory tax rate of 26.5% and 24.5% for the three months ended December 31, 2022 and 2021, respectively.
(5)	Weighted average common shares outstanding used in computing diluted net income per common share of 150,877,635 and 156,854,925 for the three months ended December 31, 2022 and 2021, respectively.

Exhibit 99.1

Net Leverage Reconciliation

Twelve Months Ended December 31,
(In thousands)	2022
Net income	$ 32,682
Interest expense	30,107
Depreciation and amortization	124,291
Tax expense (benefit)	14,841
Stock-based compensation costs	18,046
Acquisition costs	14,789
Inventories	19,297
Other costs	3,567
Total adjustments	224,938
Adjusted EBITDA	$ 257,620
Long-term debt — less current portion	$ 583,726
Current portion	6,000
Unamortized deferred financing fees	4,533
Unamortized original issue discount	4,241
Finance leases	79,163
Gross debt	$ 677,663
Cash and cash equivalents	(86,865)
Net debt	$ 590,798
Net leverage	2.3x

Exhibit 99.1

Outlook

We have not reconciled Adjusted EBITDA guidance to its most comparable GAAP measure as a result of the uncertainty regarding, and the potential variability of, reconciling items such as the costs of acquisitions, which are a core part of our ongoing business strategy, and other costs. Such reconciling items that impact Adjusted EBITDA have not occurred, are outside of our control or cannot be reasonably predicted. Accordingly, a reconciliation of Adjusted EBITDA to its most comparable GAAP measure is not available without unreasonable effort. However, it is important to note that material changes to these reconciling items could have a significant effect on our Adjusted EBITDA guidance and future GAAP results.

Investor Relations Contact:

Eric Robinson

312-809-1093

ir@azekco.com

Media Contact:

Amanda Cimaglia

312-809-1093

media@azekco.com

Source: The AZEK Company Inc.